EXHIBIT 4.08

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                       NINTH AMENDMENT TO
                   CREDIT AGREEMENT AND NOTES



          THIS NINTH AMENDMENT TO THE CREDIT AGREEMENT AND NOTES (this "Ninth Amendment") is made and dated as of January 13, 1997 among Rio Properties, Inc., a Nevada corporation (the "Company"), Rio Leasing, Inc. ("Rio Leasing; the Company and Rio Leasing, each a "Borrower" and collectively, the "Borrowers"), the several financial institutions party hereto ("Banks"), and Bank of America National Trust and Savings Association, as agent for the Banks (the "Agent") and amends (a) the Credit Agreement dated as of July 15, 1993 among the Company, the Banks and the Agent, as amended by a First Amendment to Credit Agreement dated as of October 25, 1993, a Second Amendment to Credit Agreement dated as of November 8, 1993, a Third Amendment to Credit Agreement dated as of April 15, 1994, a Fourth Amendment to Credit Agreement dated as of December 16, 1994, a Fifth Amendment to Credit Agreement dated as of March 20, 1995, a Sixth Amendment to Credit Agreement dated as of July 31, 1995, a Seventh Amendment to Credit Agreement dated as of January 17, 1996 and an Eighth Amendment to Credit Agreement dated as of June 17, 1996 (as so amended, the "Agreement"), and (b) all Notes executed and delivered by the Company.

                            RECITALS

          A.   The Company has notified the Agent that the Parent
Guarantor desires to issue up to $125,000,000 in aggregate principal amount of subordinated notes.

          B. The Company has requested that the Agent and the Banks permit a newly formed subsidiary of the Parent Guarantor, Rio Leasing, Inc. to be a co-Borrower under the Agreement.

          C. Pursuant to Section 7.13 of the Agreement, the Company and its Subsidiaries are permitted to expend up to $35,000,000 to acquire additional real property. The Company formed a new subsidiary, Cinderlane, Inc., a Nevada corporation ("Cinderlane"), principally for the purpose of acquiring such real property. The Company downstreamed money to Cinderlane to acquire certain properties, and desires to downstream additional money to Cinderlane to fund future acquisitions, all within the $35,000,000 basket provided in Section 7.13. The property which Cinderlane has acquired and contemplates acquiring is described on Schedule 5.28 hereto. Among the property acquired by Cinderlane is the Cinderlite Parcel described on Exhibit O to the Agreement, as revised by this Ninth Amendment (the "Cinderlite Parcel").

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          D.   The Company has requested a waiver under the
Agreement to ratify such prior downstreaming and an amendment to the Agreement to permit future investments in Subsidiaries with respect to which Sections 6.14 and 6.15 of the Agreement have been complied with. In connection therewith, the Company is willing to cause Cinderlane to contribute the Cinderlite Parcel to the Company, and pledge the Cinderlite Parcel and the other parcels described on Exhibit O (collectively, the "Transferred Properties") to the Secured Parties.

          E. The Agent and Banks are willing to agree to the foregoing provided (i) Rio Leasing pledges substantially all of its assets to the Banks, (ii) Cinderlane becomes a guarantor and its stock is pledged to the Agent, (iii) the Transferred Properties are pledged to the Secured Parties, and (iv) any other property which Cinderlane or other Subsidiaries of the Parent Guarantor may from time to time hereafter acquire in addition to the property to be set forth on Schedule 5.28 hereto are pledged to the Secured Parties.

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

          1. TERMS. All terms used herein shall have the same meanings as in the Agreement and the Notes unless otherwise defined herein. All references to the Agreement and the Notes herein shall mean the Agreement as hereby amended.

          2.   AMENDMENTS TO AGREEMENT.  The Loan Parties, the
Banks and the Agent hereby agree that the Agreement is amended as follows:

          2.1 The first paragraph and first recital of the Agreement are amended and restated in their entirety as follows:

               "This CREDIT AGREEMENT is entered into as of July 15, 1993, among Rio Properties, Inc., a Nevada corporation (the "COMPANY"), Rio Leasing, Inc., a Nevada corporation ("RIO LEASING; the Company and Rio Leasing, each a "BORROWER" and collectively, the "BORROWERS"), the several financial institutions party to this Agreement, and Bank of America National Trust and Savings Association, as agent for the Banks.

               "WHEREAS, the Banks have agreed to make a term loan available to the Company and a revolving credit facility available to the Borrowers upon the terms and conditions set forth in this Agreement;"

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          2.2  The following definitions in Section 1.01 of the
Agreement are amended by deleting "the Company" and "the
Company's" and inserting "a Borrower" and "a Borrower's", respectively, in lieu thereof:

          "Acquisition"
          "Affiliate"
          "Borrowing"
          "Capital Lease Obligations"
          "Conversion Date"
          "Disposition"
          "Environmental Claim"
          "Gaming Laws"
          "Guaranty"
          "Interest Period"
          "Loan"
          "Loan Documents"
          "Material Adverse Effect"
          "Net Issuance Proceeds"
          "Notice of Borrowing"
          "Notice of "Conversion/Continuation"
          "Pledge Agreement"
          "Subsidiary Guarantor"

          2.3 The following definition in Section 1.01 of the Agreement is amended by deleting "the Company" and inserting "the
Borrowers" in lieu thereof:

          "Pricing Ratio"

          2.4 The following definitions in Section 1.01 of the Agreement are amended by deleting "the Company and its Subsidiaries" and inserting "the Borrowers and their respective
Subsidiaries" in lieu thereof:

          "Interest Coverage Ratio"
          "Interest Expense"
          "Material Adverse Effect"
          "Tangible Net Worth"

          2.5 The following definitions in Section 1.01 of the Agreement are amended by deleting "the Company or its Subsidiaries", "the Company or a Subsidiary", "the Company or any Subsidiaries", "the Company or any Subsidiary of the Company", "the Company and/or its Subsidiaries", "the Company and its respective Subsidiaries" and "the Company or any of its Subsidiaries" and inserting "any Borrower or any of its Subsidiaries" in lieu thereof:

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          "Acquisition"
          "Collateral"
          "Collateral Documents"
          "Completion Guaranty"
          "Disposition"
          "Funded Debt"
          "Guaranty Obligation"
          "Joint Venture"
          "License Revocation"
          "Ordinary Course of Business"
          "Pledge Agreement"

          2.6 The definition of "Net Income" in Section 1.01 of the Agreement is amended by deleting "the consolidated net income of the Company and its Subsidiaries" and inserting "the combined net income of the Borrowers and their respective Subsidiaries" in lieu thereof.

          2.7 The following definitions in Section 1.01 of the Agreement are amended by deleting "the Company" and "the
Company's" wherever they appear and inserting "the Loan Parties" and the "Loan Parties'", respectively, in lieu thereof:

          "Obligations"
          "Real Property"

          2.8 The following definitions in Section 1.01 of the Agreement are amended and restated in their entirety as follows:

               "'EBITDA' means, for any period, for the Borrowers and their respective Subsidiaries on a combined basis, determined in accordance with GAAP, the sum of (a) the net income (or net loss) PLUS (b) all amounts treated as expenses for depreciation and interest and the amortization of intangibles of any kind to the extent included in the determination of such net income (or loss), PLUS (c) all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss), adjusted by adding thereto any Pre-Opening Expenses attributable to any New Venture; PROVIDED, HOWEVER, that net income (or loss) shall be computed for these purposes without giving effect to extraordinary losses or extraordinary gains."

               "'FUNDED DEBT', means as of any date of
          determination, without duplication, the sum of (a) all principal Indebtedness of the Borrowers and their respective Subsidiaries on a combined basis for borrowed money (including debt securities issued by any borrower or any of its Subsidiaries) on that date, PLUS
          (b) the aggregate amount of all monetary

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          obligations of the Borrowers and their respective
          Subsidiaries on a combined basis in respect of Capital Leases on that date, PLUS (c) the aggregate undrawn face amount of all letters of credit (other than letters of credit supporting workers compensation obligations and permitted pursuant to Section 7.08(d)) for which any Borrower or any of its Subsidiaries is the account party but which have not been drawn as of the date of determination, PLUS the aggregate amounts on which a drawing has been received or paid by an issuing bank under any such letter of credit which drawing or payment has not been reimbursed to the issuing bank by any Borrower or any of its Subsidiaries as of the date of determination, all as determined in accordance with GAAP."

               "'PARENT SENIOR SUBORDINATED NOTES' means (a) the 10-5/8% Senior Subordinated Notes Due 2005 issued by the Parent Guarantor, and (b) additional senior subordinated notes issued from time to time by the Parent Guarantor in an aggregate principal amount not exceeding $125,000,000, which notes shall not require any principal payments prior to seven years after the date of their issuance and shall have subordination and other terms (other than pricing) substantially the same as the Senior Subordinated Notes referred to in clause
          (a) hereof."

          2.9  The definition of "Security Agreement" in Section
1.01 of the Agreement is amended by inserting the following at the end thereof: "and shall include any Security Agreement executed and delivered by any Borrower."

          2.10 The following new definitions are inserted in proper alphabetical order in Section 1.01 of the Agreement as follows:

               "'BORROWER' means the Company or Rio Leasing
          (collectively, the 'Borrowers')."

               "'CINDERLANE' means Cinderlane, Inc, a Nevada corporation."

               "'LOAN PARTIES' means the Parent Guarantor, each
          Borrower, Cinderlane and any other Affiliate or Subsidiary of any of the foregoing executing and delivering any Loan Document from time to time
          (individually, a 'Loan Party')."

               "'NEW VENTURE' means Phase 5 Expansion, any other casino, hotel, casino/hotel, resort, casino/resort,

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          riverboat casino, dockside casino, golf course,
          entertainment center or similar facility (or any site or proposed site for any of the foregoing), including any substantial additions to any of the foregoing, directly or indirectly owned or to be owned by the Parent Guarantor or any of its Subsidiaries."

               "'PRE-OPENING EXPENSES' means, with respect to any fiscal period, the amount of expenses (other than Interest Expense) classified as "pre-opening expenses" on the applicable financial statements of the Borrowers and their respective Subsidiaries for such period, prepared in accordance with GAAP."

               "'RIO LEASING' means Rio Leasing, Inc., a Nevada corporation."

               "'SUBSIDIARY GUARANTY' means each Guaranty executed and delivered by a Subsidiary of any Borrower, as such document may from time to time be supplemented, modified, amended, renewed, or extended (collectively the "Subsidiary Guaranties")."

          2.11 Sections 1.03(b), 2.01(c), 2.02(b), 2.03(f), 2.08
(last sentence only), 2.09, 2.11(b), 2.11(c), 2.12(a), 2.14,
2.15, 3.01, 3.03(a), 3.03(b), 3.06, 3.07, 4.02 (subsection (b)
and last paragraph), 6.11(c), 6.15 and 10.01 of the Agreement are amended by deleting "Company" wherever it appears and inserting "Borrowers" in lieu thereof. Where necessary for grammatical correctness, relevant verbs are changed from the singular form to the plural form.

          2.12 A new Section 2.02(c) is inserted in the Agreement immediately after Section 2.02(b) as follows:

               "(c) The Loans made by each Bank may, in lieu of Notes, be evidenced by one or more accounts or records maintained by such Bank in the ordinary course of business. The accounts or records maintained by each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Borrowers, and the interest and payments thereon; PROVIDED, HOWEVER, that the failure of a Bank to make, or an error in making, a notation with respect to any Loan shall not limit or otherwise affect the obligations of the Borrowers hereunder to such Bank."

          2.13 Section 2.03(a) of the Agreement is amended by deleting "the Company's" and inserting "a Borrower's" in lieu thereof.

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          2.14 Sections 2.03(b), 2.04(a), 2.04(d), 2.04(e), 2.05,
2.06 and 2.07(b) of the Agreement are amended by deleting "the
Company" wherever it appears and inserting "a Borrower" in lieu thereof.

          2.15 Sections 2.03(e), 2.04(b) and 2.13(a), the proviso to Section 2.04(a) and Section 3.02(b), of the Agreement are amended by deleting "the Company" wherever it appears and inserting "the relevant Borrower" in lieu thereof.

          2.16 The definition of "Revolving Note" in Section 1.01 of the Agreement and Sections 2.04(c), 2.12(c), 3.02(c) and 3.04 of the Agreement are amended by (a) deleting "the Company" wherever it first appears therein and inserting "a Borrower" (or "Each Borrower" in the case of Section 3.04) in lieu thereof and
(b) deleting "the Company" where it appears thereafter and inserting "such Borrower" in lieu thereof.

          2.17 Section 3.05 of the Agreement is amended by (a) deleting "the Company" where it first appears in such section and insert "the relevant Borrower" in lieu thereof and (b) deleting "the Company" where it appears thereafter in such sections and inserting "such Borrower" in lieu thereof.

          2.18 The introductory sentence to Article V of the Agreement is amended and restated in its entirety as follows:

               "The Borrowers jointly and severally represent and warrant to the Agent and each Bank that:"

          2.19 Sections 5.01, 5.02, 5.04, 5.09, 5.10, 5.12(a) and
(b), 5.13, 5.16, 5.21, 5.24, 6.04, 6.05, 6.07, 6.08, 6.09, 6.10,
6.12, 6.22, 6.25, 6.27 (except subhead), and 6.31 are amended by
(a) deleting "Company" wherever it appears and inserting "each Loan Party" in lieu thereof. Where necessary for grammatical correctness, relevant verbs are changed from the singular form to the plural form.

          2.20 Section 5.03, 5.505, 5.06, 5.07, 5.08,, 5.12(c)
and (d), 5.14, 5.15, 5.17, 5.18, 5.22, 5.25, 5.26, 5.27, 6.06,
6.23, 6.24 6.26, 6.28, 7.01 through 7.24 (except Sections 7.14 and 7.15), inclusive, and Article IX of the Agreement are amended by (a) deleting "Company" wherever it appears and inserting "Loan Parties" in lieu thereof and (b) deleting "its Subsidiaries" wherever it appears and inserting "their respective Subsidiaries" in lieu thereof. Where necessary for grammatical correctness, relevant verbs are changed from the singular form to the plural form.

          2.21 Section 5.19 of the Agreement is amended and restated in its entirety as follows:

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               "5.19     SUBSIDIARIES.  Neither the Parent
          Guarantor nor any Borrower has any Subsidiaries other than those specifically disclosed in part (a) of
          SCHEDULE 5.19 hereto and neither the Parent Guarantor nor any Borrower has any equity investments in any other corporation or entity other than those specifically disclosed in part (b) of SCHEDULE 5.19 in each case as such Schedule is updated from time to time (which updates shall be deemed to update any previous Schedule from the date received by the Agent without further action by any party hereto)."

          2.22 A new Section 5.28 is inserted in the Agreement immediately following Section 5.27 as follows:

               "5.28     ASSETS OF CINDERLANE.  As of the date of
          the Ninth Amendment to this Agreement, Cinderlane neither owns nor has contracts to purchase, options to purchase or intentions to purchase any substantial real or personal property other than the real property described on SCHEDULE 5.28 hereto."

          2.23 The introductory sentences to Articles VI and VII of the Agreement are amended by deleting "Company covenants and agrees" and "Company hereby covenants and agrees" and inserting "borrowers hereby jointly and severally covenant and agree" in lieu thereof.

          2.24 Sections 6.01(b) of the Agreement is amended by deleting "the Company and the Subsidiaries" and inserting "the
Borrowers and their respective Subsidiaries" in lieu thereof.

          2.25 Section 6.01(c) of the Agreement is amended and restated in their entirety as follows:

               "(c) As soon as available, but not later than 30 days after the end of each calendar month of each year, a copy of the unaudited combined balance sheet of the Borrowers and their respective Subsidiaries as of the end of such month and the related combined statement of income and for the period commencing on the first day and ending on the last day of such month, and for the year to date and, in each case showing comparisons with the prior year and certified by an appropriate Responsible Officer as being complete and correct and fairly presenting, in accordance with GAAP, the financial position and the results of operations of the Borrowers and their respective Subsidiaries; and"

          2.26 Sections 6.02(b) and 10.02(c) of the Agreement are amended by deleting "Company" wherever it appears and inserting

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"Loan Parties" in lieu thereof.  Where necessary for grammatical correctness, relevant verbs are changed from the singular form to the plural form.

          2.27 Section 6.02(e) of the Agreement is amended by deleting "Company or any Subsidiary" and inserting "any Borrower or any of its Subsidiaries" in lieu thereof.

          2.28 Section 5.10 (last sentence) and Section 6.03 of the Agreement (except the lead in sentence) is amended (a) by deleting "the Company or any of its Subsidiaries" and "the Company or any Subsidiary" wherever it appears and inserting "the Loan Parties or any of their respective Subsidiaries" in lieu thereof and (b) by deleting "the Company" wherever it appears and inserting "any Loan Party" in lieu thereof.

          2.29 Sections 6.14 and 6.15 of the Agreement are amended and restated in their entirety as follows:

               "6.14 NEW SUBSIDIARIES. The Borrowers shall cause any Person that on or after the Closing Date becomes a Subsidiary of any Borrower to execute and deliver to the Agent a Guaranty and Collateral Documents in form and substance satisfactory to the Agent pledging substantially all the assets and all real and personal property of such Subsidiary, and the relevant Borrower shall pledge, or shall cause the pledging of, all capital stock of such Subsidiary; PROVIDED, HOWEVER, that Cinderlane shall not be required to pledge any of the properties listed on SCHEDULE 5.28.

          "In connection with any new Subsidiary, the Borrowers shall deliver a certificate signed by a Responsible Officer certifying that Section 5.13 is true and correct after giving effect to such new Subsidiary, and shall cause such Subsidiary to also deliver documents of the type referred to in Sections 4.01 (d) and (e) and to otherwise comply with Sections 4.01 (h) - (k) and 6.31 with respect thereto.

               "6.15 ADDITIONAL COLLATERAL. The Company shall execute and deliver to the Agent Mortgages as appropriate containing restrictions and granting Liens in a manner similar to the Deed of Trust and in any event reasonably acceptable to the Majority Banks, with respect to each fee, fixture and leasehold interest in real property acquired by any Borrower or any of their respective Subsidiaries, except as provided in the proviso to Section 6.14."

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          2.30 Sections 6.31 and 6.32(c) of the Agreement are
amended by (a) deleting "Company" wherever it appears and inserting "Loan Parties" in lieu thereof, (b) deleting "its Subsidiaries" wherever it appears and inserting "their respective Subsidiaries" in lieu thereof and (c) deleting "the Company's" and inserting "the Agent's" in lieu thereof. Where necessary for grammatical correctness, relevant verbs are changed from the singular form to the plural form.

          2.31 Section 7.02 of the Agreement is amended by deleting "or" at the end of subsection (a), deleting the period at the end of subsection (b) and inserting "; and" in lieu thereof, and inserting a new subsection (c) as follows:

               "(c) transfers of assets by any Subsidiary or any Borrower to any Borrower, or transfers of assets by any Subsidiary or any Borrower to any Subsidiaries with respect to which Sections 6.14 and 6.15 have been complied with."

          2.32 Section 7.04 of the Agreement is amended by deleting "or" at the end of subsection (a), deleting the period at the end of subsection (b) and inserting "; and" in lieu thereof, and inserting a new subsection (c) as follows:

               "(c) Investments in Borrowers and Subsidiaries with respect to which Sections 6.14 and 6.14 have been complied with."

          2.33 Section 7.05 of the Agreement is amended by deleting "and" at the end of subsection (f), deleting the period at the end of subsection (g) and inserting "; and" in lieu thereof, and inserting a new subsection (h) as follows:

               "(h) Indebtedness not exceeding $125,000,000 in aggregate principal amount not requiring any principal payments prior to seven years after the date of its issuance and having subordination and other terms substantially the same as the Parent Guarantor's outstanding 10-5/8% Senior Subordinated Notes Due 2005."

          2.34 Section 7.08(e) of the Agreement is amended by deleting "$100,000,000" and inserting "$225,000,000" in lieu thereof.

          2.35 Sections 7.13 and 7.15, and the first paragraphs of subsections 8.01(x), (y) and (z) of the Agreement are amended by deleting "the Company" and inserting "the Borrowers" in lieu thereof and deleting "and its consolidated Subsidiaries" and inserting "and their combined Subsidiaries" in lieu thereof.

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          2.36 Subsections 8.01(a) through (v), inclusive, of the
Agreement are amended by (a) deleting "The Company" and "the
Company" wherever it appears and inserting "Any Loan Party" and "any Loan Party," respectively, in lieu thereof.

          2.37 Article IX and Section 10.01 of the Agreement is amended by deleting "the Company's" and "the Company" and inserting "a Loan Party's" and "a Loan Party," respectively, in lieu thereof.

          2.38 Section 10(a) of the Agreement is amended by inserting the following at the end thereof:

          "Any notice given to any Loan Party shall be deemed to have been given to all Loan Parties."

          2.39 Section 10.04 of the Agreement is amended by deleting "Company" and inserting "Borrowers jointly and severally" in lieu thereof.

          2.40 Sections 10.05(a) and 10.05(b)(i) of the Agreement are amended by deleting the first references to "Company" in each section and inserting "Borrowers jointly and severally" in lieu thereof.

          2.41 Sections 3.01, 6.01(a), 10.05(b)(i) of the
Agreement is further amended by deleting "the Company's" and inserting "the Borrowers'" in lieu thereof.

          2.42 Section 10.02(a) of the Agreement is amended by deleting "Company" and inserting "any Borrower" in lieu thereof.

          2.43 Section 10.08(3) of the Agreement is amended by deleting "Company's" and inserting "Borrower's" in lieu thereof.

          2.44 A new Section 10.20 is inserted immediately following Section 10.19 of the Agreement as follows:

          "10.20    GUARANTOR AND SURETYSHIP PROVISIONS.

                      "(a) Each Borrower shall be jointly and severally liable for the repayment of all Loans.

                      "(b)  CONDITIONS TO EXERCISE OF RIGHTS.
          Each Borrower hereby waives any right it may now or hereafter have to require the Agent or the Banks, as a condition to the exercise of any remedy or other right against such Borrower hereunder or under any other document executed by such Borrower in connection with any Obligation, (i) to proceed against any Borrower or other Person, or against any other collateral assigned

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          to the Agent by such Borrower or any other Person, (ii)
          to pursue any other right or remedy in the Agent or any Banks's power, (iii) to give notice of the time, place or terms of any public or private sale of real or personal property collateral assigned to the Agent by any Borrower or other Person (other than such Borrower), or otherwise to comply with the Nevada enactment of the Uniform Commercial Code (as modified or recodified from time to time) with respect to any such personal property collateral, or (iv) to make or give (except as otherwise expressly provided in the Loan Documents) any presentment, demand, protest, notice of dishonor, notice of protest or other demand or notice of any kind in connection with any Obligation.

                      "(c)  DEFENSES.  Each Borrower hereby
          waives any defense it may now or hereafter have that relates to: (i) any disability or other defense of any Borrower or other Person; (ii) the cessation, from any cause other than full performance, of the obligations of any Borrower or other Person; (iii) the application of the proceeds of any Obligation, by any Borrower or other Person, for purposes other than the purposes represented to such Borrower by any Borrower or otherwise intended or understood by such Borrower; (iv) any act or omission by the Agent or the Banks which directly or indirectly results in or contributes to the release of any Borrower or other Person or any collateral for any Obligations; (v) the unenforceability or invalidity of any collateral assignment or guaranty with respect to any Obligation, or the lack of perfection or continuing perfection or lack of priority of any lien which secures any Obligation; (vi) any failure of the Agent or the Banks to marshal assets in favor of such Borrower or any other Person; (vii) any modification of any Obligation, including any renewal, extension, acceleration or increase in interest rate; (viii) any election of remedies by the Agent or the Banks that impairs any subrogation or other right of any Borrower to proceed against any other Borrower or other Person, including any loss of rights resulting from anti-deficiency laws relating to nonjudicial foreclosures of real property or other laws limiting, qualifying or discharging obligations or remedies; (ix) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation; (x) any failure of the Agent

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          or the Banks to file or enforce a claim in any
          bankruptcy or other proceeding with respect to any Person; (xi) the election by the Agent or the Banks, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (xii) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code; (xiii) any use of cash collateral under Section 363 of the United States Bankruptcy Code; or (xiv) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person.

                      "(d) SUBROGATION. Each Borrower hereby waives (i) any right of subrogation which such Borrower may now or hereafter have against any other Borrower that relates to any Obligation, (ii) any right to enforce any remedy such Borrower may now or hereafter have against any other Borrower that relates to any Obligation (including without limitation any right of reimbursement, indemnity or contribution), and (iii) any right to participate in any collateral now or hereafter assigned to the Agent or the Banks with respect to any Obligation (and each Borrower further agrees that, if and to the extent that any waiver set forth in this section is ever held to be unenforceable, all such rights of subrogation, enforcement and participation shall be junior and subordinate to the right of the Agent or the Banks to obtain payment and performance of the Obligations and to all rights of the Agent or the Banks in and to any property which now or hereafter serves as collateral security for any Obligation).

                      "(e) BORROWER INFORMATION. Each Borrower warrants and agrees: (i) that such Borrower has not relied, and will not rely, on any representations or warranties by the Agent or the Banks to such Borrower with respect to the creditworthiness of any Borrower or the prospects of payment of any Obligation from sources other than the Collateral; (ii) that such Borrower has established and/or will establish adequate means of obtaining from each Borrower on a continuing basis financial and other information pertaining to the business operations, if any, and financial condition of such Borrower; (iii) that such Borrower assumes full responsibility for keeping informed with respect to any Borrower's business operation, if any, and financial condition; and (iv) that the Agent or the Banks shall have no duty to disclose or report to such Borrower any information now or hereafter known to the Agent or the

          Banks with respect to any information now or hereafter known to the Agent or the Banks with respect to any Borrower, including without limitation information relating to any Borrower's business operation or financial condition.

                      "(f)  OTHER RIGHTS OF SURETIES.  Each
          Borrower hereby waives all other rights it may now or hereafter have, whether or not similar to any of the foregoing, by reason of laws of the State of Nevada pertaining to sureties or guarantors.

                      "(g)  SUBORDINATION.  Until all of the
          Obligations have been fully paid and performed, (i) each Borrower hereby agrees that all existing an future indebtedness and other obligations of such Borrower to any other Borrower (collectively, the "Subordinated Debt") shall be and are hereby subordinated to all Obligations which constitute obligations of the applicable Borrower, and the payment thereof is hereby deferred in right of payment to the prior payment and performance of all such Obligations; (ii) such Borrower shall not collect or receive any cash or non-cash payments on any Subordinated Debt or transfer all or any portion of the Subordinated Debt; and (iii) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, any Borrower with respect to any Subordinated Debt is received by such Borrower such payment or distribution shall be held in trust and immediately paid over to the Agent or the Banks, is hereby assigned to the Agent or the Banks as security for the Obligations, and shall be held by the Agent or the Banks in an interest bearing account until all Obligations have been fully paid and preformed.

                      "(h)  LAWFULNESS AND REASONABLENESS.  Each
          Borrower warrants that all of the waivers in this Agreement are made with full knowledge of their significance, and of the fact that events giving rise to any defense or other benefit waived by such Borrower may destroy or impair right which such Borrower would otherwise have against the Agent or the Banks, any Borrower and other Persons, or against collateral.
          Each Borrower agrees that all such waivers are reasonable under the circumstances and further agrees that, if any such waiver is determined (by a court of competent jurisdiction) to be contrary to any law or public policy, such waiver shall be effective to the fullest extent permitted by law."

          2.45 Exhibit O to the Agreement is amended by adding the information set forth on Exhibit O hereto.

          2.46 Schedule 5.19 to the Agreement is amended and restated in its entirety in the form of Schedule 5.19 hereto.

          2.47 A new Schedule 5.28 is added to the Agreement in the form of Schedule 5.28 hereto.

          3. AMENDMENTS TO COMPANY NOTES. The Loan Parties, the Banks and the Agent hereby agree that all Notes executed and delivered by the Company are amended by deleting "among the Company," in the second paragraph of each Note and inserting "among the Borrowers," in lieu thereof.

          4. REPRESENTATIONS AND WARRANTIES. The Borrowers jointly and severally represent and warrant to the Banks and
Agent:

          4.1 AUTHORITY. Each Loan Party has all necessary power and has taken all corporate action necessary to make this Ninth Amendment, the Agreement, and all other agreements and instruments to which it is party executed in connection herewith and therewith, the valid and enforceable obligations they purport to be.

          4.2 NO LEGAL OBSTACLE TO NINTH AMENDMENT. Neither the execution of this Ninth Amendment, the making by any Borrower of any borrowings under the Agreement, nor the performance of the Agreement by any Loan Party has constituted or resulted in or will constitute or result in a breach of the provisions of any contract to which any Loan Party is a party, or the violation of any law, judgment, decree or governmental order, rule or regulation applicable to any Loan Party, or result in the creation under any agreement or instrument of any security interest, lien, charge, or encumbrance upon any of the assets of any Loan Party, except as permitted in the Agreement. No approval or authorization of any governmental authority is required to permit the execution, delivery or performance by any Loan Party of this Ninth Amendment, the Agreement, or the transactions contemplated hereby or thereby, or the making of any borrowing by any Borrower under the Agreement.

          4.3 INCORPORATION OF CERTAIN REPRESENTATIONS. The representations and warranties set forth in Article V of the Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof.

          4.4 DEFAULT. No Event of Default under the Agreement has occurred and is continuing.

          5. CONDITIONS, EFFECTIVENESS. The effectiveness of this Ninth Amendment shall be subject to the compliance by the Loan Parties with their agreements herein contained, and to the delivery of the following to the Agent in form and substance satisfactory to the Agent:

          5.1 CORPORATE RESOLUTIONS. A copy of a resolution or resolutions passed by the Board of Directors of each Loan Party, certified by the Secretary or an Assistant Secretary of each Loan Party as being in full force and effect on the date hereof, authorizing the amendments to the Agreement, and the Loan Documents to which each is a party, and the execution, delivery and performance of this Ninth Amendment and, with respect to the other Loan Parties, all other Loan Documents to which they are a party.

          5.2 AUTHORIZED SIGNATORIES. A certificate, signed by the Secretary or an Assistant Secretary of each Loan Party dated the date hereof, as to the incumbency of the person or persons authorized to execute and deliver this Ninth Amendment and any instrument or agreement required hereunder on behalf of the Loan Parties.

          5.3  AMENDMENT TO COMPANY SECURITY AGREEMENT.  The
Company shall have executed and delivered an Amendment to Company
Security Agreement substantially in the form of Exhibit 5.3(b) to this Ninth Amendment.

          5.4  FIRST AMENDMENT TO PARENT GUARANTY.  The Parent
Guarantor shall have executed and delivered a First Amendment to Parent Guaranty substantially in the form of Exhibit 5.4 to this Ninth Amendment.

          5.5  RIO LEASING NOTES AND SECURITY AGREEMENT.  Rio
Leasing shall have executed and delivered:

          (a) a Revolving Note in favor of each Bank in substantially the form of Exhibit 5.5(a) to this Ninth Amendment;
and

          (b) A Rio Leasing Security Agreement substantially in the form of Exhibit 5.5(b) to this Ninth Amendment, together with all financing statements, certificates, assurances and other instruments as the Agent shall have requested.

          5.6 CINDERLANE GUARANTY. Cinderlane shall have executed and delivered a Guaranty substantially in the form or
Exhibit 5.6 to this Ninth Amendment.

          5.7 OFFICER'S CERTIFICATE. A certificate signed by a Responsible Officer certifying that Section 5.13 of the Agreement is true and correct after giving effect to this Ninth Amendment.

          5.8 OTHER DOCUMENTS. The Loan Parties shall have (and shall cause any of their respective Subsidiaries to have) done, executed, acknowledged, delivered, recorded, re-recorded, filed, re-filed, registered and re-registered, any and all such further acts, deeds, conveyances, security agreements, Mortgages, assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as the Agent shall have requested in order (i) to carry out more effectively the purposes of this Ninth Amendment and (ii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby.

          5.9 OTHER EVIDENCE. Such other evidence with respect to the Loan Parties or any other person as the Agent or any Bank may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all corporate action in connection with this Ninth Amendment, the Agreement and the Notes and the compliance with the conditions set forth herein.

          6. CERTAIN CONDITIONS SUBSEQUENT. The continued effectiveness of this Ninth Amendment and the Agreement is subject to the delivery, not later than March 31, 1997, of all of the following to the Agent, in form and substance satisfactory to the agent (and the failure to so deliver all of the following by such date shall constitute an immediate Event of Default under the Agreement):

          6.1  TRANSFER OF CINDERLITE PARCEL; DEEDS OF TRUST.
Evidence that Cinderlane has contributed the Cinderlite Parcel to the Company, and the Company has executed and delivered an Unsecured Indemnity Agreement and the additional Deeds of Trusts or amendments to Deeds of Trust pledging the Transferred
Properties to the Agent and the Banks.

          6.2 TITLE INSURANCE. A title insurance company acceptable to the Agent and the Banks shall have issued or committed to issue an ALTA Lender's coverage policy of title insurance issued in connection with the additional Deeds of Trust or amendments to the Deeds of Trust as requested by the Agent to reflect the Transferred Properties. In addition, one or more other title insurance companies acceptable to the Agent and the Banks shall have issued such reinsurance as the Agent and the Banks may require. No title matter may be insured over by any title company without the express written consent of the Agent.

          6.3 OTHER DOCUMENTS. The Loan Parties shall have (and shall cause any of their respective Subsidiaries to have) done, executed, acknowledged, delivered, recorded, re-recorded, filed, re-filed, registered and re-registered, any and all such further acts, deeds, conveyances, security agreements, Mortgages, assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as the Agent shall have requested in order (i) to carry out more effectively the purposes of this Ninth Amendment and (ii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby.

          6.4 OTHER EVIDENCE. Such other evidence with respect to the Loan Parties or any other person as the Agent or any Bank may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all corporate action in connection with this Ninth Amendment, the Agreement and the Notes and the compliance with the conditions set forth herein.

          7.   MISCELLANEOUS.

          7.1 EFFECTIVENESS OF THE AGREEMENT AND NOTES. Except as hereby expressly amended, the Agreement and the Notes shall remain in full force and effect, and are hereby ratified and confirmed in all respects.

          7.2 WAIVERS. The Banks and the Agent waive any Default or Event of Default arising under the Agreement by reason of the Company making investments in Cinderlane to permit Cinderlane to acquire the real property permitted to be acquired as Capital Expenditures under Section 7.13 or by reason of Cinderlane transferring any real property so acquired to the Company. This Ninth Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Loan Documents, or under any agreement, contract, indenture, document or instrument mentioned in the Loan Documents; nor does it preclude any exercise thereof or the exercise of any other right, power or privilege, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Loan Documents, constitute a waiver of any other default of the same or of any other term or provision.

          7.3 COUNTERPARTS. This Ninth Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Ninth Amendment shall not become effective until the Borrowers, all Banks and the Agent shall have signed a copy hereof, whether the same or counterparts, and the same shall have been delivered to the Agent.

          7.4 JURISDICTION. This Ninth Amendment, and any instrument or agreement required hereunder, shall be governed by and construed under the laws of the State of Nevada; provided that the Agent and the Banks shall retain all rights arising under Federal law.

          7.5  RIO LEASING AS A PARTY.  By signing below, Rio
Leasing agrees to become a party to the Agreement and to be bound by the terms and conditions thereof as if an original signatory thereto as a Borrower.

          IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to be duly executed and delivered as of the date first written above.


                              RIO PROPERTIES, INC.


                              By:  _________________________
                              Title:  ______________________


                              RIO LEASING, INC.


                              By:  _________________________
                              Title:  ______________________


                              BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION,
                              as Agent and a Bank


                              By:  _________________________
                                        Jon Varnell
                                      Managing Director


                              WELLS FARGO BANK NATIONAL
                              ASSOCIATION


                              By:  _________________________
                              Title:  ______________________

(Signatures continue)

                              FIRST SECURITY BANK OF UTAH, N.A.


                              By:  _________________________
                              Title:  ______________________


                              NBD BANK


                              By:  _________________________
                              Title:  ______________________


                              SOCIETE GENERALE


                              By:  _________________________
                              Title:  ______________________


                              U.S. BANK OF NEVADA


                              By:  _________________________
                              Title:  ______________________


                              BANK OF SCOTLAND


                              By:  _________________________
                              Title:  ______________________


                              PNC BANK, NATIONAL ASSOCIATION
                              SUCCESSOR BY MERGER TO MIDLANTIC
                              BANK, N.A.


                              By:  _________________________
                              Title:  ______________________


                              BANK OF HAWAII


                              By:  _________________________
                              Title:  ______________________

                       TENTH AMENDMENT TO
                        CREDIT AGREEMENT

           THIS TENTH AMENDMENT TO CREDIT AGREEMENT (this "Tenth Amendment") is made and dated as of February 3, 1997 among Rio
Properties, Inc., a Nevada corporation (the "Company"), Rio Leasing, Inc. ("Rio Leasing"; the Company and Rio Leasing, each a "Borrower" and collectively, the "Borrowers"), the several financial institutions party hereto ("Banks"), and Bank of America National Trust and Savings Association, as agent for the Banks (the "Agent") and amends the Credit Agreement dated as of July 15, 1993 among the Borrowers, the Banks and the Agent, as amended by a First Amendment to Credit Agreement dated as of October 25, 1993, a Second Amendment to Credit Agreement dated as of November 8, 1993, a Third Amendment to Credit Agreement dated as of April 15, 1994, a Fourth Amendment to Credit Agreement dated as of December 16, 1994, a Fifth Amendment to Credit Agreement dated as of March 20, 1995, a Sixth Amendment to Credit Agreement dated as of July 31, 1995, a Seventh Amendment to Credit Agreement dated as of January 17, 1996, an Eighth Amendment to Credit Agreement dated as of June 17, 1996 and a Ninth Amendment to Credit Agreement and Notes dated as of January 13, 1997 (as so amended, the "Agreement").

                             RECITAL

           The Borrowers have requested an amendment to the Agreement eliminating all restrictions on dividends to the Parent
Guarantor, and the Agent and Banks are willing to agree to the foregoing on the terms and conditions set forth herein.

           NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

           1. TERMS. All terms used herein shall have the same meanings as in the Agreement unless otherwise defined herein.
All references to the Agreement herein shall mean the Agreement as hereby amended.

           2.    AMENDMENTS TO AGREEMENT.  The Loan Parties,  the
Banks and the Agent hereby agree that the Agreement is amended as follows:

           2.1 Section 7.12(c) of the Agreement is amended and restated in its entirety as follows:

               "(c)  Dividends to the Parent Guarantor."

           2.2 Section 8.01 of the Agreement is amended by inserting a new Section 8.01(aa) immediately after Section
8.01(z) as follows:

                "(aa)   USE  OF  DIVIDENDS BY  PARENT  GUARANTOR.
          Notwithstanding anything else contained in this Agreement to the contrary, any dividends received by the Parent Guarantor from any other Loan Party as permitted by Section 7.12(c) shall be promptly (i) used to make required interest payments on the Parent Senior Subordinated Notes as and when due, (ii) contributed to the Company, or (iii) used for operating expenses of the Parent Guarantor in the Ordinary Court of Business;"

          2.3 Sections 10.01 and 10.06 through 10.19, inclusive, of the Agreement are amended by deleting "Company" wherever it appears and inserting "Borrowers" in lieu thereof. Where necessary for grammatical correctness, relevant verbs are changed from the singular form to the plural form.

          2.4 Article IX of the Agreement is amended by deleting "the Company," "the Company and its Subsidiaries" and "the Company's" and inserting "the Loan Parties," "the Loan Parties and their respective Subsidiaries" and "the Loan Parties'" respectively, in lieu thereof.

           3.    REPRESENTATIONS AND WARRANTIES.   The  Borrowers
jointly  and  severally represent and warrant to  the  Banks  and
Agent:

          3.1 AUTHORITY. The Borrowers have all necessary power and have taken all corporate action necessary to make this Tenth Amendment, the Agreement, and all other agreements and instruments to which they are a party executed in connection herewith and therewith, the valid and enforceable obligations they purport to be.

          3.2 NO LEGAL OBSTACLE TO TENTH AMENDMENT. Neither the execution of this Tenth Amendment, the making by any Borrower of any borrowings under the Agreement, nor the performance of the Agreement by any Borrower has constituted or resulted in or will constitute or result in a breach of the provisions of any contract to which any Borrower is a party, or the violation of any law, judgment, decree or governmental order, rule or regulation applicable to any Borrower, or result in the creation under any agreement or instrument of any security interest, lien, charge, or encumbrance upon any of the assets of any Borrower, except as permitted in the Agreement. No approval or authorization of any governmental authority is required to permit the execution, delivery or performance by any Borrower of this Tenth Amendment, the Agreement, or the transactions contemplated hereby or thereby, or the making of any borrowing by any Borrower under the Agreement.

           3.3   INCORPORATION  OF CERTAIN REPRESENTATIONS.   The
representations and warranties set forth in Article V of the Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof.

           3.4 DEFAULT. No Event of Default under the Agreement has occurred and is continuing.

          4.   MISCELLANEOUS.

           4.1 EFFECTIVENESS OF THE AGREEMENT. Except as hereby expressly amended, the Agreement remains in full force and effect, and is hereby ratified and confirmed in all respects.

           4.2 WAIVER. Any violation of the Agreement resulting from the Company previously dividending funds to the Parent Guarantor for its use in the Ordinary Course of Business is hereby waived. This Tenth Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Loan Documents, or under any agreement, contract, indenture, document or instrument mentioned in the Loan Documents; nor does it preclude any exercise thereof or the exercise of any other right, power or privilege, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Loan Documents, constitute a waiver of any other default of the same or of any other term or provision.

            4.3 COUNTERPARTS. This Tenth Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Tenth Amendment shall not become effective until the Borrowers, all Banks and the Agent shall have signed a copy hereof, and the Parent Guarantor shall have consented hereof, whether the same or counterparts, and the same shall have been delivered to the Agent.

           4.4 JURISDICTION. This Tenth Amendment, and any instrument or agreement required hereunder, shall be governed by and construed under the laws of the State of Nevada; provided that the Agent and the Banks shall retain all rights arising under Federal law.

          IN WITNESS WHEREOF, the parties hereto have caused this Tenth Amendment to be duly executed and delivered as of the date first written above.

                              RIO PROPERTIES, INC.
                              RIO LEASING, INC.

                              By:________________________________
                                   Ronald J. Radcliffe
                                   Chief Financial Officer

                              BANK OF AMERICA NATIONAL TRUST  AND
                              SAVINGS ASSOCIATION,
                              as Agent

                              By:_______________________________
                                   Patrick Carroll
                                   Vice President

                              BANK OF AMERICA NATIONAL TRUST  AND
                              SAVING ASSOCIATION,
                              as a Bank

                              By:________________________________
                                   Jon Varnell
                                   Managing Director

                              WELLS FARGO BANK NATIONAL ASSOCIATION

                              By:________________________________
                              Title:_____________________________

                              FIRST SECURITY BANK, N.A.

                              By:_______________________________
                              Title:_____________________________

(Signatures continue)

                              NBD BANK

                              By:________________________________
                              Title:_____________________________

                              SOCIETE GENERALE

                              By:________________________________
                              Title:_____________________________

                              U.S. BANK OF NEVADA

                              By:_______________________________
                              Title:____________________________

                              BANK OF SCOTLAND

                              By:_______________________________
                              Title:____________________________

                              PNC BANK, NATIONAL ASSOCIATION,
                              SUCCESSOR BY MERGER TO MIDLANTIC
                              BANK, N.A.

                              By:_______________________________
                              Title:____________________________


                              BANK OF HAWAII

                              By:________________________________
                              Title:_____________________________

                   CONSENT OF PARENT GUARANTOR
                    AND SUBSIDIARY GUARANTOR


      The undersigned Parent Guarantor, as party to the Parent Guaranty dated July 15, 1993, and the undersigned Subsidiary Guarantor, as party to the Subsidiary Guaranty dated January 13, 1997, hereby consent to the foregoing Tenth Amendment to Credit Agreement dated as of February 3, 1997 and confirm that the Parent Guaranty and Subsidiary Guaranty remain in full force and effect after giving effect thereto and represent and warrant that there is no defense, counterclaim or offset of any type or nature under the Parent Guaranty or the Subsidiary Guaranty.

Dated as of February 3, 1997.

                              RIO HOTEL & CASINO, INC.
                              CINDERLANE, INC.

                              By:_______________________________
                                   Ronald J. Radcliffe
                                   Chief Financial Officer